                                                                 EXHIBIT 10.6.16

                                 LOAN AGREEMENT

     AGREEMENT between POWHATAN ASSOCIATES, a Virginia joint venture (the "Company"), and MARINE MIDLAND BANK, a New York bank (the "Bank").

                                    Recitals

     A. The Company and the Bank are parties to a Loan Agreement dated as of September 21, 1990, as amended (the "1990 Loan Agreement") pursuant to which the Company could obtain loans of up to $10,000,000.00 in the aggregate from the Bank.

     B. The Company and the Bank are also parties to a Loan Agreement dated as of October 25, 1993, as amended (the "1993 Loan Agreement"), pursuant to which the Company could obtain loans of up to $8,000,000.00 in the aggregate from the Bank.

     C. The Company and the Bank are also parties to a Loan Agreement dated as of January 10, 1995 (the "Prior 1995 Loan Agreement"), pursuant to which the Bank agreed to make loans of up to $6,000,000.00 in the aggregate to the Company.

     D. The parties now wish to enter into a new loan agreement, consolidating the 1990 Loan Agreement, 1993 Loan Agreement and Prior 1995 Loan Agreement and pursuant to which the Bank will make loans of up to $20,000,000.00 in the aggregate to the Company.

                                   Agreement

                             ARTICLE I. The Credit

     1.1 THE CREDIT. The Bank agrees on the terms and conditions and relying on the representations and warranties in this Agreement to lend to the Company, and the Company agrees to borrow from the Bank, from time to time, such sums ("Loan" or, collectively, "Loans") not exceeding $20,000,000.00 (the "Credit") as the Company may request from time to time on or before the first anniversary of the date of this Agreement, and during such additional periods as a supplement or amendment to this Agreement or a separate agreement between the parties may provide.

     1.2  THE NOTES.

          (a) Variable-Rate Note: The portion of the Credit that is not evidenced by Fixed-Rate Notes shall be evidenced by a note of the Company bearing a variable rate of interest and substantially in the form of Exhibit A to this

Agreement and any amendment, modification, replacement or extension thereof (the "Variable-Rate Note"). The Variable-Rate Note shall be in modification and extension but not replacement of the Secured Term Notes of the Company, payable to the order of the Bank, dated as of September 21, 1990, October 25, 1993, and January 10, 1995.

          (b) Fixed-Rate Notes: The portion of the Credit that is not evidenced by the Variable-Rate Note shall be evidenced by a note or notes of the Company bearing a fixed rate of interest and substantially in the form of Exhibit B to this Agreement and any amendments, modifications, replacements or extensions thereof (a "Fixed-Rate Note" or, collectively, "Fixed-Rate Notes" and, together with the Variable-Rate Note, the "Notes").

     1.3  Interest.

           (a) Variable-Rate Loans: Each Loan evidenced by the Variable-Rate Note (a "Variable-Rate Loan") shall accrue interest before and after maturity from the date the Variable-Rate Loan is made, on the balance of principal from time to time unpaid, at an annual rate (the "Variable Rate") equal to the Prime Rate plus one and one-half percent (1 1/2%). The Variable Rate shall change simultaneously with each change in the Prime Rate. In no event shall the Variable Rate on the Variable-Rate Note exceed the maximum rate allowed by law. Interest shall be calculated on the basis of one three hundred sixtieth (1/360th) of the Variable Rate in effect for each calendar day the balance of principal is unpaid. Accrued interest shall be payable monthly on the tenth day of each month beginning the month after the month in which this Agreement is executed and when the principal of the Variable-Rate Note is paid in full.

          (b)  Fixed-Rate Loans:  Each Loan evidenced by a Fixed-Rate Note
(a "Fixed-Rate Loan") shall accrue interest before and after maturity from the date the Fixed-Rate Loan is made, on the balance of principal from time to time unpaid, at an annual rate (the "Fixed-Rate") equal to the "asked" yield on U.S. Treasury Notes or Bonds with maturities equivalent to the requested term of the Fixed-Rate Loan, as most recently quoted in The Wall Street Journal, plus three percent (3%). In no event shall the Fixed Rate on any Fixed-Rate Note exceed the maximum rate allowed by law. Interest shall be calculated on the basis of one three hundred and sixtieth (1/360th) of the Fixed Rate in effect for each calendar year the balance of principal is unpaid. Accrued interest shall be payable monthly on the tenth day of each month beginning the first such day after the Fixed-Rate Note is executed and delivered to the Bank and when the principal of the Fixed-Rate Note is paid in full.

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                                      -3-


     1.4  DEFINITIONS. The following terms have the following meanings:

          (a) "Compliance Certificate" -- a certificate of the chief financial officer of the Company in the form of Exhibit C to this Agreement.

          (b)  "Designee" -- Wellington Financial Corp.

          (c) "Disposal" -- the intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, storing, burning, thermal destruction or placing of any substance so that it or any of its constituents may enter the Environment.

          (d) "Environment" -- any water, including but not limited to surface water, ground water and water vapor; any land, including land surface or subsurface; stream sediments; air; fish, wildlife and plants; and all other natural resources or environmental media.

          (e) "Environmental Laws" -- all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          (f) "Environmental Permits" -- all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with the ownership, lease, purchase, transfer, closure, use and/or operation of the Property and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.

          (g) "Environmental Questionnaire" -- a questionnaire concerning (i) activities and conditions affecting the Environment at any property of the Company comprising the Project or (ii) the enforcement or possible enforcement of any Environmental Law against the Company.

          (h) "Environmental Report" -- a written report prepared for the Bank by an environmental consulting or environmental engineering firm.

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            (i)   "Guaranties" -- the Unlimited Continuing Guaranties of the
Guarantors dated December 21, 1990, as amended and reaffirmed from time to time.

            (j) "Guarantors" -- Williamsburg Vacations, Inc., Bush Construction Corporation and Offsite International, Inc.

            (k) "Hazardous Substances" -- without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601(14)).

            (l) "Lock Box Agent" -- Central Fidelity Bank, who, pursuant to the Lock Box Agreement, will process payments on the Promissory Notes pledged to the Bank and perform any other services specified in the Lock Box Agreement.

            (m) "Lock Box Agreement" -- the separate Lock Box, Collection and Servicing Agreement among the Company, the Bank and the Lock Box Agent dated December 21, 1990, as amended, pursuant to which the Lock Box Agent will process payments on the Promissory Notes pledged to the Bank.

            (n) "Mortgage" -- a deed of trust that secures a Promissory Note and encumbers a Timeshare Estate and that is given to the Company by a Timeshare Purchaser.

            (o) "Pre-Sold Timeshare Estate" -- a Timeshare Estate in a Unit construction of which has not been completed but which has been sold to a Timeshare Purchaser.

            (p) "Prime Rate" -- the rate of interest publicly announced by the Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans.

            (q) "Project" -- the timeshare development commonly known as Powhatan Plantation, located at 3601 Ironbound Road, State Route 615, Williamsburg, Virginia 23185.

            (r) "Promissory Note" -- a note given to the Company by a Timeshare Purchaser to finance the purchase of a Timeshare Estate (a "Purchase") and secured by a Mortgage.

            (s) "Qualified Promissory Note and Mortgage" -- a Promissory Note and the Mortgage securing it that meet all of the following criteria:
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                                     - 5 -


                    (i) The credit of the Timeshare Purchaser who executed the Promissory Note and Mortgage is acceptable to the Bank in its sole discretion.

                   (ii) All terms of the Purchase are acceptable to the Bank. The down payment shall not be less than ten percent (10%) of the total sale price.

                  (iii) The forms of Promissory Note and Mortgage are acceptable to the Bank and comply with all applicable laws and regulations.

                   (iv) All other documents relating to the Purchase, including without limitation disclosure statements, purchase contracts and deeds, are acceptable to the Bank and comply with all applicable laws and regulations.

                    (v) The Promissory Note and Mortgage are genuine and enforceable according to their terms and are the only such instruments executed with respect to the financing of the Purchase.

                   (vi) The Mortgage evidences a valid first lien on and security interest in the Timeshare Estate described in the Mortgage.

                  (vii) The Timeshare Purchaser who executed the Promissory Note and Mortgage had full and unimpaired capacity to contract.

                 (viii) The Company has no knowledge of, or reason to believe in the existence of, any fact or circumstance that might render the Promissory Note or Mortgage less valuable than it appears on its face to be.

                   (ix) Before the Promissory Note was pledged to the Bank, no more than two payments on the Promissory Note were 30 or more days delinquent in any 12-month period. When the Promissory Note is pledged to the Bank and at all times while pledged to the Bank, no payment is 60 or more days delinquent. Nothing in this subsection shall be construed to require that any Promissory Note be in existence for any specified period of time in order to be considered a Qualified Promissory Note.

                    (x) A policy of title insurance in form and content satisfactory to the Bank that insures the holder of the Mortgage to the full Unpaid Principal Balance of the Promissory Note secured by the Mortgage and shows that the Mortgage is a first lien on the Timeshare Estate described in the Mortgage has been issued or, with the prior approval of the Bank, a commitment to issue such a policy has been issued.

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                                     - 6 -


               (t)  "Release" - the same meaning as that given to the term in
Section 101(22) of the Comprehensive, Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601(22)) and the regulations promulgated thereunder.

               (u) "Security Agreement" - the Pledge Security Agreement between the Company and the Bank dated December 21, 1990, as amended and reaffirmed from time to time.

               (v) "Timeshare Estate" - the fee simple interest in a Unit purchased by a Timeshare Purchaser.

               (w) "Timeshare Purchaser" - a person who purchases a Timeshare Estate in the Project.

               (x)  "Unit" - a residential unit in the Project.

               (y) "Unpaid Principal Balance" - the amount of the principal of a Promissory Note that remains unpaid.


                        ARTICLE II.  LOANS AND PAYMENTS.

          2.1  LOANS.

               (a) Minimum Amount: No Variable-Rate Loan shall be in an amount less than $100,000.00, provided that no Variable-Rate Loan under Section 2.10 of this Agreement shall be less than $500,000.00, and no Fixed-Rate Loan shall be in an amount less than $1,000,000.00.

               (b) Collateral Ratio: No Loan shall at the time it is made exceed ninety percent (90%) of the aggregate Unpaid Principal Balance of the Qualified Promissory Notes to be pledged to the Bank in conjunction with the Loan or cause the Unpaid Principal Balance of all Loans or other extensions of credit made by the Bank to the Company under this Agreement or under any other loan agreement or arrangement to exceed ninety percent (90%) of the aggregate Unpaid Principal Balance of all Qualified Promissory Notes pledged by the Company to the Bank to secure indebtedness. In addition, no Loan shall, at the time it is made, cause the aggregate Unpaid Principal Balance of Qualified Promissory Notes and Mortgages relating to Pre-Sold Timeshare Estates pledged to the Bank to exceed $3,000,000.00.

               (c) Reborrowing: Except as set forth in Section 2.10, any amount of the Credit that becomes available for reborrowing before the first anniversary of this Agreement (or any extension of the borrowing period pursuant to Section 1.1 of this Agreement) because of payments or prepayments of the amount of the Credit outstanding may be reborrowed as a Variable-Rate Loan or a Fixed-Rate Loan or both, regardless of whether such payments or prepayments were made with respect to the Variable-Rate Note or the Fixed-Rate Notes.

     2.2 LOAN REQUESTS. On or before the first anniversary of the date of this Agreement and during such additional periods as a supplement or amendment to this Agreement or a separate agreement between the parties may provide, the Company may request a Loan under the Credit by delivering to the Bank or the Designee a Borrower's Certificate and Loan Request in the form of Exhibit D to this Agreement ("Borrower's Certificate"), accompanied by (a) copies of the Qualified Promissory Notes and Mortgages proposed to be pledged and assigned to the Bank and (b) copies of such other documents related to the transactions evidenced by the Qualified Promissory Notes and Mortgages as the Bank may require, including without limitation credit applications, credit reports, purchase contracts, disclosure statements, a copy of the title insurance policy or commitment referred to in Section 1.4(s)(x) of this Agreement and RESPA statements (if required). If the Loan requested is a Fixed-Rate Loan, the Company shall indicate in the Borrower's Certificate the desired term of the Fixed-Rate Loan, which may not exceed five years.

     2.3 CONDITIONS TO EACH LOAN. The Bank or the Designee will use its best efforts to review the Company's Borrower's Certificate and the accompanying documents within five business days after their receipt. The Bank will notify the Company that the request is approved or that the request is not approved and, if the Loan requested is a Fixed-Rate Loan, indicate the Fixed Rate on the Fixed-Rate Loan. The request shall be approved if all of the terms and conditions of this Agreement have been complied with and all certifications in the Borrower's Certificate are in all respects true, without qualification. If the request is approved, the Company shall (a) endorse the Promissory Notes to the order of the Bank without restrictions or limitations and deliver the Promissory Notes to the Bank; (b) deliver to the Bank recorded assignments, or satisfactory evidence of the recording of assignments, of all Mortgages; and
(c) furnish the Bank with a policy or commitment of title insurance insuring for the benefit of the Bank each Mortgage submitted to the Bank to the full Unpaid Principal Balance of the Promissory Note secured by the Mortgage and showing that each Mortgage is a first lien upon the Timeshare Estate described in the Mortgage. The Company shall provide the notice required by Va. Code Section 55-389 promptly after recordation of each Qualified Mortgage.

     2.4  DISBURSEMENT OF LOANS. The Bank shall advance the requested Loan on
(a) approval of the Loan by the Bank; (b) receipt of all of the items described in Section 2.3, in form and content satisfactory to the Bank in its sole discretion; and (c) the facts stated in the Borrower's Certificate being true.

     2.5 REQUESTS FOR CONVERSION. On or before the first anniversary of the date of this Agreement, the Company may from time to time, at least five business days before it wishes the conversion to be made, request that an amount (not less than $1,000,000.00) of the Credit evidenced by the Variable-Rate Note be converted to a Fixed-Rate Loan (a "Conversion") by delivering to the Bank a Conversion Request and Certificate in the form of Exhibit E to this Agreement. No Conversion may be made unless, at the time of the Conversion, the collateral ratio requirement described in Section 2.1(b) of this Agreement is satisfied.

     2.6 MAKING OF CONVERSION. On or before the date a Conversion is to be made, the Company shall execute and deliver to the Bank a Fixed-Rate Note in a principal amount equal to the amount of the requested Conversion, for the requested term and bearing the Fixed Rate determined in accordance with Section 1.3(b) of this Agreement and shall pay a conversion fee in the amount of one-half of one percent (1/2%) of the amount of the Conversion. On receipt of the Fixed-Rate Note, the Bank shall endorse its records and the schedule to the Variable-Rate Note to reflect the deduction of the principal amount of the Fixed-Rate Note from the principal amount owing under the Variable-Rate Note.

     2.7 MATURITY OF FIXED-RATE NOTES. If the principal of and accrued interest on a Fixed-Rate Note is not fully paid on or before its maturity date, the Fixed-Rate Note shall, in accordance with its terms, become a variable-rate Note that will mature on the fifth anniversary of the date of the Fixed-Rate Note. The Company, however, at least ten business days before the maturity date of the Fixed-Rate Note, may request the Bank to extend the maturity of the Fixed-Rate Loan evidenced by the Fixed-Rate Note. If the Bank in its sole discretion approves the request, the Company shall deliver to the Bank a new Fixed-Rate Note in a principal amount equal to the sum of the unpaid principal of and accrued interest on the Fixed-Rate Note being replaced, bearing the then-current Fixed Rate and maturing no later than the fifth anniversary of the date of the Fixed-Rate Note being replaced.

     2.8 PROMISSORY NOTE AND MORTGAGE PROCEEDS -- MANDATORY PREPAYMENTS. All payments of every kind on the Promissory Notes securing the Credit shall be remitted directly by the obligors of the Promissory Notes to the Lock Box Agent for the account of the Bank pursuant to the Lock Box Agreement. Except as otherwise permitted under the Lock Box Agreement, any remittances received by the Bank from the Lock Box Agent shall be allocated to repayment of the Note or Notes then outstanding in accordance with the monthly trial balance report provided by the Company pursuant to Section 5.2(c) of this Agreement. The repayment amount allocable to a particular Note shall be applied first to accrued interest on that Note, then to any costs or expenses owed to the Bank and then to the principal of the Loan or Loans evidenced by that Note as the Bank may determine in its sole discretion, as a mandatory prepayment. If as of any monthly interest payment date the remittances received by the Bank from the Lock Box Agent that are allocable to a particular Note, after any deductions pursuant to the Lock Box Agreement, are less than the amount of accrued interest on that Note due on that date, the Company shall pay the difference to the Bank within five calendar days of receiving notice of the shortfall from the Bank. On payment in full of a Note, the Company may request from the Bank, and the Bank shall deliver to the Company, written notice authorizing the Company to notify Timeshare Purchasers to make payments on the Promissory Notes associated with that Note directly to the Company, and the Company shall be permitted to receive such payments subject to the terms of the Security Agreement.

     2.9 VOLUNTARY PREPAYMENTS. The Company shall not be permitted to prepay all or any portion of its principal indebtedness evidenced by the Variable-Rate Note from the date of this Agreement until the first anniversary of that date and shall not be permitted to prepay all or any portion of any fixed-Rate Note for one year after its date; provided, however, the foregoing does not apply to mandatory prepayments received and applied as described in Section 2.8 of this Agreement. On and after the first anniversary of the date of this Agreement in the case of the Variable-Rate Note or, in the case of any Fixed-Rate Note, the first anniversary of the date of the Fixed-Rate Note, prepayment in full shall be permitted on any interest payment date, provided that the Company also pays to the Bank at the same time any unpaid accrued interest and a prepayment premium determined as follows:

PREPAYMENT PERIOD                  PREMIUM
----------------                   -------
First Anniversary             2% of the then-outstanding
through day before            principal indebtedness on the
Second Anniversary            Note

Second Anniversary            1% of the then-outstanding
through day before            principal indebtedness on the
Third Anniversary             Note

Third Anniversary             1% of the then-outstanding
through day before            principal indebtedness on the
Fourth Anniversary            Note

Fourth Anniversary            0
and thereafter

      2.10  LOANS WITHOUT ADDITIONAL COLLATERAL.

            (a) If at any time the aggregate unpaid principal balance of all the Notes outstanding falls below ninety percent (90%) of the aggregate Unpaid Principal Balance of all Qualified Promissory Notes held by the Bank to secure repayment of the Credit, the Company may, no more than once each calendar quarter, request a Loan (or Loans, if the excess is attributable to Qualified Promissory Notes allocable to more than one Note) of no more than the amount of the excess (the "Excess") without pledging and assigning additional Qualified Promissory Notes and Mortgages to the Bank.

            (b) To the extent that the Excess is in the Qualified Promissory Notes allocable to the Variable-Rate Note under Section 2.8, the requested Loan shall be a Variable-Rate Loan in an amount up to the amount of that portion of the Excess.

            (c) To the extent that the Excess is in the Qualified Promissory Notes allocable to one or more Fixed-Rate Notes under Section 2.8, the requested Loan shall be a Fixed-Rate Loan. The Fixed-Rate Note evidencing the Fixed-Rate Loan shall bear the then-current Fixed Rate, shall be for the term selected by the Company and shall be in an amount up to the amount of that portion of the Excess. For purposes of mandatory prepayment under Section 2.8, the new Fixed-Rate Note shall be included in the pro rata allocation of receipts from the Lock Box Agent.

            (d) Except for the requirement that the Company provide additional Qualified Promissory Notes and Mortgages in the amount of a requested Loan, the requirements of Sections 2.2, 2.3 and 2.4 of this Agreement shall apply to requests for Loans under this Section 2.10, including the requirement for payment of the fee described in Section 2.4.

      2.11 COMMITMENT FEE. The Company shall pay the Bank a loan commitment fee of $90,000.00 and requests the Bank to deduct the commitment fee from the proceeds of the first Loan made under this Agreement.

      2.12 USE OF PROCEEDS. The Company will use the proceeds of the first Loan made under this Agreement to repay its outstanding indebtedness under the 1990 Loan Agreement, 1993 Loan Agreement and Prior 1995 Loan Agreement and its indebtedness to PaineWebber Real Estate Securities, Inc. and the proceeds of subsequent Loans for working capital and other business purposes.

     ARTICLE III.   CONDITIONS TO THIS AGREEMENT

     This Agreement shall take effect only if the following conditions are satisfied at or before the date of this Agreement.

     3.1 COMPANY ACTION. The Company shall have taken all necessary and appropriate joint venture action authorizing the Credit, and execution and delivery of this Agreement and the Notes and the taking of all action required of the Company by this Agreement; and the Company shall have furnished to the Bank certified copies of documents evidencing such action as the Bank may reasonably request.

     3.2 GUARANTOR ACTION. Each of the Guarantors shall have taken all necessary and corporate action, and its Board of Directors shall have adopted resolutions, approving the borrowing by the Company and authorizing the execution and delivery of a reaffirmation of its Guaranty; and the Guarantor shall have furnished to the Bank certified copies of those resolutions and such other corporate documents as the Bank may reasonably request.

     3.3 COMPANY DOCUMENTS. There shall have been furnished to the Bank (a) a certified copy of the joint venture agreement of the Company; (b) a fictitious name certificate from the Clerk of the Circuit County of the City of Williamsburg and the County of James City certificate of incumbency specifying the officers of the Company and containing and certifying to their specimen signatures; and (c) a certificate of an authorized officer of the appropriate Guarantor evidencing the joint venturers' authorization of the transactions contemplated by this Agreement and certifying as to the incumbency of the authorized signers for the Company, together with their specimen signatures, as of the date of this Agreement.

     3.4 GUARANTOR DOCUMENTS. There shall have been furnished to the Bank with respect to each Guarantor (a) copies of any amendments to its certificate of incorporation and by-laws made since those documents were last furnished to the Bank, certified by its secretary as of the date of this Agreement; (b) a good standing certificate and franchise tax report from the Secretary of the Commonwealth of Virginia; and (c) a certificate of incumbency specifying its officers, together with their specimen signatures.

     3.5  OPINION. Independent counsel for the Company, Wolcott, Rivers,
Wheary, Basnight & Kelly, P.C., shall have furnished to the Bank their favorable opinion dated the date of this Agreement and in the form of EXHIBIT F.

     3.6 SECURITY AGREEMENT. The Company shall have furnished to the Bank, all in form and content satisfactory to the Bank, the Security Agreement granting to the Bank a security interest in all of the Promissory Notes it pledges to the Bank pursuant to Section 2.3 of this Agreement and such UCC-1 financing statements as the Bank may reasonably require. The Company acknowledges and reaffirms that the Security Agreement secures all of the indebtedness of the Company to the Bank, including without limitation loans and advances made by the Bank to the Company under the 1990 Loan Agreement, the 1993 Loan Agreement and the Prior 1995 Loan Agreement.

     3.7 CERTIFICATE OF OCCUPANCY. There shall have been furnished to the Bank a copy of certificate or certificates of occupancy with respect to those portions of the Project that are completed, or similar documentation acceptable to the Bank in its sole discretion.

     3.8 INTERVAL EXCHANGE ORGANIZATION. There shall have been furnished to the Bank a copy of the contract or contracts affiliating the Project with Resort Condominiums International, Inc.

     3.9 PROPERTY AND LIABILITY INSURANCE. There shall have furnished to the Bank currently-effective property and liability insurance policies or certificates, with endorsements and cancellation notice provisions deemed necessary by the Bank, in form and content satisfactory to the Bank, insuring the Project and, in the case of the property insurance, naming the Bank as loss payee on the Project as its interests may appear.

     3.10 ENVIRONMENTAL QUESTIONNAIRE. The Company shall have furnished to the Bank an Environmental Questionnaire in form acceptable to the Bank.

     3.11 LOCK BOX AGREEMENT. The Lock Box Agreement shall have been executed and delivered to the Bank.

     3.12 PAYMENT AND PERFORMANCE BONDS. There shall have been furnished to the Bank copies of payment and performance bonds, together with copies of transmittal letters to the Virginia Real Estate Board, assuring the completion of Units in which Pre-Sold Timeshare Estates are located.

     3.13 OTHER MATTERS. All matters incidental to the execution and delivery of this Agreement and the Variable-Rate Note and all action required by this Agreement shall be satisfactory to the Bank and its counsel, and this Agreement shall then be in effect.

     ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

     The Company makes the following representations and warranties, which shall be deemed to be continuing representations and warranties so long as any indebtedness of the Company to the Bank, including indebtedness for fees and expenses, remains unpaid:

     4.1 COMPANY'S GOOD STANDING AND AUTHORITY. The Company is a joint venture duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; has powers and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires licensing or qualification; and has all necessary power and authority to enter into, execute, deliver and perform this Agreement, the Notes, the Security Agreement and any other document executed by it in connection with this Agreement, all of which have been duly authorized by all proper and necessary joint venture action.

     4.2 GUARANTORS' GOOD STANDING AND AUTHORITY. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; has powers and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires licensing or qualification; and has all necessary power and authority to enter into, execute, deliver and perform its Guaranty and any other document executed by it in connection with this Agreement, all of which have been duly authorized by all proper and necessary corporate and shareholder action; and each Guarantor is a joint venturer of the Company under a Joint Venture Agreement dated as of November 19, 1986.

     4.3 VALID AND BINDING OBLIGATIONS. This Agreement and the Notes, Security Agreement, Mortgage assignments and Promissory Note endorsements and any other document executed by the Company in connection with this Agreement, when executed, delivered or both, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by state or federal bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally. The Guaranties constitute the legal, valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as enforcement may be limited by state or federal bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally.

     4.4 GOOD TITLE. The Company and each of the Guarantors has good and marketable title to all of its assets, none of which is subject to any mortgage, indenture, pledge, lien, conditional sale contract, security interest, encumbrance, claim, trust or charge except as referred to in the financial statements described in this Agreement or as may be set forth in a schedule to this Agreement, or in favor of the Bank. At the time the Company pledges Promissory Notes to the Bank and assigns Mortgages to the Bank, the Company has absolute title to those Promissory Notes and Mortgages, free and clear of all liens and encumbrances, and no other person or entity has any interest in them.

     4.5 NO PENDING LITIGATION. There are not any actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Guarantor) or investigations pending or to the knowledge of the Company threatened, against the Company or any Guarantor or any basis therefor, which if adversely determined would in any case or in the aggregate materially adversely affect the property, assets (including without limitation all Promissory Notes and Mortgages pledged and assigned to the Bank), financial condition or business of the Company or any Guarantor or materially impair the right or ability of the Company or any Guarantor to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or which question the validity of this Agreement, any of the Notes, the Promissory Notes and Mortgages pledged and assigned to the Bank, the Security Agreement, the Guaranties or any other documents required by this Agreement or any action taken or to be taken pursuant to any of the foregoing.

          4.6 NO CONSENT OR FILING. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with (a) the valid execution, delivery or performance of this Agreement, the Notes, the Security Agreement, the Guaranties or any other documents required by this Agreement; (b) the endorsement of Promissory Notes to the Bank and the assignment of Mortgages to the Bank; or (c) any of the transactions contemplated thereby, other than the recording of the Mortgages assigned to the Bank and any filings made pursuant to the Virginia Uniform Commercial Code.

     4.7 LAWS AND REGULATIONS. The Company and each of the Guarantors has been and will continue to be in full compliance with all applicable laws and regulations, including, without limitation those providing for or requiring disclosure of terms, charges or fees of any kind, respecting the offering, advertising and promotion of the Timeshare Estates in the Project, the construction or conversion of the Units in the Project and the development of the timeshare plan in the Project or the negotiation, sale and financing of the Timeshare Estates.

     4.8 PERMITS, LICENSES AND APPROVALS. The Company has obtained all necessary governmental permits, licenses and approvals with respect to the Project, the timeshare plan and the Timeshare Estates to be sold, all of which are current and in force.

     4.9 NO VIOLATIONS. The Company and each of the Guarantors is not in violation of any term of its certificate of incorporation (or, in the case of the Company, its governing instrument) or of any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money. The Company and each of the Guarantors is not in violation of any term of any other indenture, instrument or agreement to which it is a party or by which it may be bound, resulting or which might reasonably be expected to result in a material and adverse effect on its business or assets. The Company and each of the Guarantors is not in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or of any statute or rule or regulation of any competent governmental authority. The execution and delivery of this Agreement, the Notes, the Security Agreement, the Corporate Guaranty and other documents required by this Agreement and the performance of all of them is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any mortgage, lien, security interest, charge or encumbrance on any properties or assets except in favor of the Bank. There exists no fact or circumstance not disclosed in this Agreement or in the documents furnished in connection with this Agreement that materially adversely affects or in the future (so far as the Company can now reasonably foresee) may materially adversely affect the condition, business or operations of the Company or any Guarantor.

     4.10 INTERVAL EXCHANGE ORGANIZATION. The Project is affiliated and in good standing with Resort Condominiums International, Inc.

     4.11 FINANCIAL STATEMENTS. The Company has furnished to the Bank and audited financial statement showing the Company's condition as of December 31, 1994, prepared by Frederick B. Hill & Company, P.C., which statement represents correctly and fairly the results of its operations and transactions as of the dates and for the period referred to and which has been prepared in accordance with generally accepted accounting principles consistently applied throughout the intervals involved. From the date of the financial statement to the date of this Agreement, there have not been any materially adverse changes in the financial condition disclosed in the financial statement. None of the property or assets shown in financial statements delivered to the Bank has been materially adversely affected as the result of any fire, explosion, accident, flood, drought, storm, earthquake, condemnation, requisition, statutory or regulatory change, act of God or act of public enemy or other casualty, whether or not insured.

     4.12 TAX RETURNS. The Company and each Guarantor has filed all federal and other tax returns required to be filed and has paid all taxes required by those returns through its fiscal year ending December 31, 1994. The Company has not received any assessments by the Internal Revenue Service or other taxing authority for additional unpaid taxes.

     4.13 PROMISSORY NOTES AND MORTGAGES. All Promissory Notes the Company pledges to the Bank and all Mortgages the Company assigns to the Bank are Qualified Promissory Notes and Mortgages.

     4.14 ENVIRONMENTAL MATTERS.

          (a) Any Environmental Questionnaire provided to the Bank was and is accurate and complete and does not omit any material fact the omission of which would make the information in the Environmental Questionnaire materially misleading.

          (b) No above-ground or underground storage tanks containing Hazardous Substances are or have been located on any property comprising the Project.

          (c) No Property owned, leased or operated by the Company is or has been used for the Disposal of any Hazardous Substance or for the treatment, storage or Disposal of Hazardous Substances.

          (d) No Release of a Hazardous Substance has occurred or is threatened on, at, from or near any property owned, leased or operated by the Company.

          (e) The Company is not subject to any existing, pending or threatened suit, claim, notice of violation or request for information under any Environmental Law.

          (f) The Company is in compliance with all Environmental Laws.

     4.15 ALTERNATE USE PERIODS. Section 8(1) of the Project and Time-Share Instrument for Powhatan Plantation dated January 22, 1984, as amended, which section sets forth the Company's obligation to provide to a Timeshare Purchaser whose Timeshare Estate is in a Unit that has not become available for occupancy during the designated time period alternative and equivalent accommodations in a Unit or the fair rental value of the Unit for the designated time period, is in full force and effect and has not been modified to reduce or eliminate the obligations of the Company set forth therein.

                       ARTICLE V.  AFFIRMATIVE COVENANTS

     During the term of this Agreement, and so long thereafter as any indebtedness of the Company to the Bank, including any indebtedness for fees and expenses, remains unpaid, the Company will:

     5.1 PAYMENTS. Duly and punctually pay (a) the principal of and interest on all indebtedness incurred by it under this Agreement in the manner set forth in this Agreement and (b) all costs and expenses required by this Agreement to be paid or reimbursed by the Company. Without limiting Section 2.8 of this Agreement, any payments the Company receives on or with respect to the Promissory Notes and Mortgages pledged and assigned to the Bank (x) shall be held by the Company in trust for the Bank in the same medium in which received; (y) shall not be commingled with any assets of the Company; and (z) shall be delivered to the Bank in the form received, properly endorsed to permit collection, not later than the next business day following the day of their receipt.

     5.2 FINANCIAL INFORMATION. Furnish to the Bank (a) within 60 days after the end of each quarter of each of its fiscal years an unaudited financial statement of the Company as of the end of that quarter, which statement shall consist in each case of a balance sheet (which may be prepared using tax basis figures), an operating statement and surplus reconciliation covering the period from the end of the Company's immediately preceding fiscal year to the end of such quarter, all in such detail as the Bank may request, together with a Compliance Certificate; (b) within 120 days after the end of each of its fiscal years and as of the end of each such year, audited financial statements of the Company and Bush Construction Corporation and unaudited financial statements of Williamsburg Vacations, Inc. and Offsite International, Inc., which shall consist of a balance sheet and an operating statement and surplus reconciliation covering the period of the Company's or the Guarantor's immediately preceding fiscal year, prepared and certified by independent certified public accountants satisfactory to the Bank, together (in the case of the Company) with a Compliance Certificate; (c) within fifteen days after the end of each calendar month, a statement in form and content satisfactory to the Bank that sets forth for each obligor on a Promissory Note pledged to the Bank the original face amount of the Promissory Note, the present outstanding balance of the Promissory Note as of the immediately preceding month, a designation of those Promissory Notes on which there is any default and such other information concerning the obligor's account as the Bank may request in its sole discretion; and (d) such additional information, reports or statements as the Bank may reasonably request regarding the financial and business affairs of the Company or any Guarantor.

     5.3 NOTICE. Promptly notify the Bank in writing of (a) any pending or future audits of the Company's or any Guarantor's federal income tax returns by the Internal Revenue Service as soon as the Company has knowledge thereof and the results of each such audit after its completion and (b) any default by the Company or any Guarantor in the performance of, or any modifications to, any agreement, mortgage, indenture or instrument to which the Company or the Guarantor is a party or which is binding on the Company or the Guarantor and of any default by the Company or the Guarantor in the payment of any of its indebtedness. The Company shall not, however, be required to notify the Bank of modifications of those documents or agreements pertaining to its or any Guarantor's transactions in the ordinary course of business (not concerning its indebtedness for borrowed money) which do not materially and adversely affect the business or assets of the Company or the Guarantor.

     5.4 TAXES. Promptly pay and discharge all its taxes, assessments and other governmental charges (including any charged or assessed on the issuance of any Notes) before the date on which penalties attach, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing in this Agreement shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted.

     5.5 INSURANCE. (a) Keep all its property so insurable insured at all times with responsible insurance carriers against fire, theft and other risks (including flood, if required) in coverage, form and amount satisfactory to the Bank and (b) keep adequately insured at all times in reasonable amounts with responsible insurance carriers against liability on account of damage to persons or property and under all applicable worker's compensation laws.

     5.6 LITIGATION. Promptly notify the Bank in writing as soon as the Company has knowledge thereof of the institution or filing of any litigation, action, suit, claim, counterclaim or administrative proceeding against or investigation of the Company to which the Company or any Guarantor is a party by or before any regulatory body or governmental agency (a) the outcome of which may materially and adversely affect the finances or operations of the Company or any Guarantor or the Company's ability to fulfill its obligations under this Agreement or which involves more than $50,000.00 unless adequately covered by insurance; (b) which questions the validity of this Agreement, any of the Notes, the Security Agreement, the Qualified Promissory Notes and Mortgages, the Guarantees or any action taken or to be taken pursuant to the foregoing; or (c) which is related to the Project in any way; and furnish or cause to be furnished to the Bank such information regarding the same as the Bank may request.

     5.7 STANDING. Maintain its joint venture existence in good standing and remain or become licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires qualification or licensing.

     5.8 NET WORTH. Maintain at all times a consolidated tangible net worth of the Company and all of its subsidiaries of not less than $12,000,000.00, such consolidated tangible net worth to be determined in accordance with generally accepted accounting principles consistently applied in conformity with the audited financial statements of the Company furnished to the Bank.

     5.9 BOOKS AND RECORDS - RIGHT OF INSPECTION. Keep proper books and records in accordance with generally accepted accounting principles consistently applied and notify the Bank promptly in writing of any proposed change in the location of those books and records and permit the Bank at all times to inspect the Project and the books and records of the Company.

     5.10 COMPLIANCE WITH LAW. Comply with all applicable laws, including without limitation all Environmental Laws, and all applicable governmental rules and regulations.

     5.11 CONTINUE BUSINESS. Engage primarily in the business conducted by it on the date of this Agreement.

     5.12 MAINTENANCE OF THE PROJECT. So long as it is in control of the association responsible for the management, upkeep and repair of the Project, cause the association to keep the Project properly maintained and repaired, suffer no waste, impairment or deterioration of the land or improvements constituting the Project, pay all taxes, assessments and other charges levied on the Project and keep the Project fully insured in a sum not less than the full insurable value and with an insurer or insurers acceptable to the Bank.

     5.13  LOCK BOX AGREEMENT. Comply at all times with the Lock Box Agreement.

     5.14 PROMISSORY NOTES AND MORTGAGES. Notify the Bank within five days after learning that any Promissory Note and Mortgage pledged and assigned to the Bank has caused to be a Qualified Promissory Note and Mortgage.

     5.15 LOCK BOX REPORTS. In connection with the receipt of payments on Promissory Notes and Mortgages and the deposit of those payments in the Depository Account (as defined in the Lock

Box Agreement) by the Lock Box Agent, the Company will deliver or cause to be delivered to the Bank the following:

          (a) A daily transaction report reflecting all transactions (cash or otherwise) affecting the Promissory Notes and Mortgages.

          (b) A monthly trust activity statement summarizing deposit and withdrawal activity in the Depository Account, with supporting documentation.

          (c) A detailed report, provided at least monthly and in such form as the Bank and the Company may agree from time to time, relating to the accounts represented by the Promissory Notes and Mortgages, including a list of (i) all accounts for which the Lock Box Agent is collecting funds; (ii) all payments made on each account since the date of the last report; (iii) defaults in payment; and (iv) such other information as the Bank may reasonably request.

     5.16  ENVIRONMENTAL MATTERS.

          (a) Promptly notify the Bank of the Disposal of any Hazardous Substance at any property comprising the Project or of any release or threatened Release of a Hazardous Substance from any such property.

          (b) At the Bank's request, provide at the Company's expense updated Environmental Questionnaires and/or Environmental Reports concerning the Project.

          (c) Deliver promptly to the Bank (i) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning Company's operations with respect to the Project and (ii) copies of any documents submitted by Company to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations with respect to the Project.

     5.17 OTHER ACTS. Execute and deliver, or cause to be executed and delivered, to the Bank all further documents and perform all other acts and things the Bank deems necessary or appropriate to protect or perfect any mortgage or security interests in any property directly or indirectly securing payment of any indebtedness of the Company to the Bank.

                         ARTICLE VI. NEGATIVE COVENANTS

     During the term of this Agreement and so long thereafter as any of the indebtedness of the Company to the Bank, including any indebtedness for fees and expenses, remains unpaid, the Company, without the prior written consent of the Bank, will not:

     6.1 ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance on any of the Promissory Notes and Mortgages pledged and assigned to the Bank, whether now or hereafter pledged or assigned, except in favor of the Bank or as listed on a schedule to this Agreement.

     6.2 GUARANTIES. Become a guarantor, surety or otherwise liable for the debts or other obligations of any other person, whether by agreement to purchase the indebtedness of any other person, or by agreement for the furnishing of funds to any other person, through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person, or otherwise, with the exception of (i) the guaranty of certain obligations of Greensprings Associates, a Virginia joint venture, to FINOVA Capital Corporation, a Delaware corporation, in the amount of $6,800,000 under a Development and Receivables Loan Agreement dated as of June 30, 1995, (ii) the guaranty of certain obligations of Greensprings Plantation, Inc., a Virginia corporation, to NationsBank of Virginia, N.A., in the maximum principal amount of $9,671,500; and (iii) the obligation to purchase certain time-share obligations under certain conditions from Powhatan Associates Mortgage Trust I, a Delaware business trust, under the Warranty and Servicing Agreement dated as of April 1, 1993.

     6.3 SALE OF ASSETS. Convey, sell, transfer, lease or sell and lease back all or any substantial portion of its property, assets or business to any other person, except in the ordinary course of business; provided, that this section shall not be deemed to prohibit the transfer or promissory notes and mortgages to business trusts in connection with the securitization of assets of the Company.

     6.4 INVESTMENTS AND LOANS. Make or suffer to exist any investments in, or loans or advances to, any other person (including, without limitation,loans or advances to its shareholders, directors, officers or employees) in excess of $500,000.00 in the aggregate at any one time outstanding, with the exception of
(i) the mortgage notes of Powhatan Village Corporation having an outstanding principal balance of $1,592,310 and $400,000, respectively, as of August 31, 1993, and advances in the further amount of $211,533.13 and (ii) up to $2,000,000 outstanding at any one time of advances to Offsite International, Inc. of marketing fees with respect to sold Timeshare Estates not yet released from escrow and (iii) advances to Greensprings Plantation, Inc. as of December 31, 1994, in the total amount of

$        for payment of indebtedness and development expenses.

      6.5 Communication with Obligors. Communicate with obligors on the Promissory Notes and Mortgages pledged and assigned to the Bank if there exists an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default and the Bank instructs the Company not to so communicate; provided, however, that the Company shall have no right at any time to collect payments from obligors.

      6.6 Promissory Notes and Mortgages. Agree to any extension, deferral, modification, waiver or any other change in the terms of any Promissory Note and Mortgage pledged and assigned to the Bank unless authorized in writing by the Bank.

      6.7 Hazardous Substances. Suffer, cause or permit the Disposal of Hazardous Substances at any property comprising the Project.

                              ARTICLE VII. Default

      7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default"):

            (a) Nonpayment. Nonpayment after the same becomes due whether by acceleration or otherwise of principal of or interest on any Note, any costs and expenses or any other fee or premium provided for under this Agreement.

            (b) Negative Covenants. Default in the observance of any of the covenants of the Company in Article VI of this Agreement.

            (c) Other Covenants. Default in the observance of any of the covenants of the Company in this Agreement other than in Article VI, or in any other agreement with the Bank, which is not remedied within ten calendar days after notice by the Bank to the Company.

            (d) Promissory Notes and Mortgages. Any Promissory Note and Mortgage which the Company has pledged and assigned to the Bank to secure the Credit ceases to be a Qualified Promissory Note and Mortgage and the Company fails within ten calendar days after the Bank sends notice thereof, at the Company's option, either to (i) pay the Bank an amount equal to the unpaid principal balance of the subject Promissory Note or (ii) submit to the Bank one or more Qualified Promissory Notes not previously pledged to the Bank, the Unpaid Principal Balance of which is not less than the Unpaid Principal Balance of the Promissory Notes it replaces, together with the Mortgages associated with the replacement Qualified Promissory Notes. Further, if the Unit in which is located a Pre-Sold Timeshare Estate that is the subject of a Qualified Promissory Note and Mortgage is not completed and ready for occupancy by the Timeshare Purchaser within two years after the Timeshare Purchaser's execution and delivery of the Promissory Note and Mortgage to the Company, then the Company shall, within ten days after the Bank's demand, pay for or replace the Promissory Note and Mortgage (with a Qualified Promissory Note and Mortgage that does not relate to a Pre-Sold Timeshare Estate) in the manner set forth above, whether or not the Promissory Note and Mortgage has ceased to be a Qualified Promissory Note and Mortgage.

          (e)  Voluntary Insolvency Proceedings. If the Company or a Guarantor
(i) files a petition for liquidation, adjudication as a bankrupt or relief as a debtor; (ii) files a petition or answer seeking reorganization or an arrangement or similar relief under any bankruptcy, insolvency or similar laws of the United States or any state thereof or of any foreign jurisdiction; (iii) consents to the filing of a petition in any liquidation, bankruptcy or reorganization proceeding; (iv) consents to the appointment of a receiver or trustee or officer performing similar functions with respect to any substantial part of its property; (v) makes a general assignment for the benefit of its creditors; or (vi) executes a consent to any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, the settlement of claims against, or the winding up of the affairs of, the Company or the Guarantor.

          (f) Involuntary Insolvency Proceedings. The appointment of a receiver, trustee, custodian or officer performing similar functions for the Company or a Guarantor or for any of its assets, the filing against the Company or a Guarantor of a petition for liquidation or adjudication as a bankrupt or insolvent or for reorganization under any bankruptcy or similar laws of the United States or of any state thereof or of any foreign jurisdiction or the institution against the Company or a Guarantor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, the settlement of claims against, or the winding up of the affairs of, the Company or a Guarantor, and the failure to have the appointment vacated or the petition or proceeding dismissed within 30 days after the appointment, filing or institution.

          (g) Representations. If any certificate, statement, representation, warranty or financial statement furnished by or on behalf of the Company or a Guarantor pursuant to or in connection with this Agreement (including without limitation representations and warranties contained in this Agreement) or as an inducement to the Bank to enter into this Agreement or any other lending agreement with the Company shall prove to have been false in any material respect at the time as of which the facts set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against the Company or a Guarantor, or if on the date of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate, that was not disclosed by the Company to the Bank at or before the time of execution.

               (h) Other Indebtedness and Agreements. Nonpayment by the Company or a Guarantor of any indebtedness for borrowed money (other than the indebtedness evidenced by the Notes) owing by the Company or a Guarantor when due (or, if permitted by the applicable document, within any applicable grace period), whether the indebtedness becomes due by scheduled maturity, required prepayment, acceleration, demand or otherwise, or failure to perform any term, covenant or agreement to be performed by the Company or a Guarantor under any agreement or instrument (other than this Agreement) evidencing, securing or relating to any indebtedness owing by the Company or a Guarantor when required to be performed if the effect of the failure is to permit the holder to accelerate the maturity of the indebtedness.

               (i) Judgments. If any judgment or judgments (other than any judgment for which the Company or a Guarantor is fully insured) against the Company or a Guarantor remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days.

          7.2  EFFECTS OF AN EVENT OF DEFAULT.

               (a) On the happening of one or more Events of Default (except a default under Section 7.1(e) or 7.1(f) of this Agreement), the Bank may declare any obligations it may have under this Agreement, including without limitation any obligation to make Loans or Conversions, to be canceled and the principal of any Note or all the Notes to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement Upon such declaration, the Bank's obligations under this Agreement shall be immediately canceled, and the affected Note or Notes shall become immediately due and payable without presentation, demand or further notice of any kind to the Company.

               (b)  On the happening of one or more Events of Default under
Section 7.1(e) or 7.1(f) of this Agreement, the Bank's obligations under this Agreement, including without limitation any obligation to make Loans or Conversions, shall be canceled immediately, automatically and without notice, and all of the Notes shall become immediately due and payable without presentation, demand or notice of any kind to the Company.

     (c) Before or after the happening of any Event of Default, the Bank may notify the obligors on the Promissory Notes and Mortgages securing the Credit that they have been assigned to the Bank and that all payments are to be made directly to the Bank or the Designee. The Bank may foreclose any Mortgages in default in its own name. If any applicable law requires that the Company foreclose a Mortgage, the Company appoints the Bank its attorney in fact to foreclose the Mortgage. If the bank foreclose a Mortgage, it may, but is not obligated to, obtain an appraisal of the subject Timeshare Estate and bid the appraised amount at any public sale of the Timeshare Estate. If the Bank obtains an appraisal and bids the amount of the appraisal, the Company shall only be credited with the appraised amount.

                             ARTICLE VIII. EXPENSES

     8.1 COUNSEL FEES AND TAXES. To reimburse the Bank for its counsel fees and other expenses for the preparation of this Agreement and related documentation, the Company will pay the Bank $5,000.00. The Company will also reimburse the Bank for any taxes the Bank may be required to pay in connection with the execution and delivery of this Agreement and any other documents executed in connection with this Agreement.

     8.2 OTHER COSTS AND EXPENSES. The Company will pay on demand to the Bank all of the costs and expenses, including without limitation reasonable counsel fees and disbursements, incurred by the Bank (a) in connection with the performance of this Agreement and all related agreements and other documents;
(b) in connection with all amendments, releases, consents and waivers related to this Agreement and all related agreements and other documents; and (c) in collecting any amount owing under this Agreement or other documents or in realizing on or protecting any collateral securing the Company's performance under this Agreement or any related agreement or other documents, including without limitation, if the Bank retains counsel for any advice, suit, appeal, insolvency or other proceeding under the Federal Bankruptcy Code or otherwise or for any purpose relating to this Agreement, counsel fees and disbursements.

                           ARTICLE IX. MISCELLANEOUS

     9.1 AMENDMENTS AND WAIVERS. This Agreement represents the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations between the parties. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement signed by authorized officers of the Company and the Bank.

     9.2 DELAYS AND OMISSIONS. No course of dealing and no delay or omission by the Bank in exercising any right or remedy under this Agreement or with respect to any indebtedness of the Company to the Bank shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Bank may (but shall not be obligated to) remedy any default by the Company under this Agreement or with respect to any other person in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company and shall be reimbursed for its expenses in remedying the default. All rights and remedies of the Bank under this Agreement are cumulative.

     9.3 SUCCESSORS AND ASSIGNS. The Company and the Bank as used in this Agreement includes their legal representatives, successors and assigns.

     9.4 NOTICES. Any notice or demand to be given under this Agreement shall be duly given if delivered or mailed as follows:

     To the Company --   Powhatan Associates
                         4029 Ironbound Road
                         Suite 100
                         Williamsburg, VA 23187
                         Attention: Dr. Kay F. Gow
                         Fax No.: (804) 299-8690

     With a copy to --   Wolcott, Rivers, Wheary,
                           Basnight & Kelley, P.C.
                         110 Sovran Bank Building
                         One Columbus Center
                         Virginia Beach, VA 23462
                         Attention: Joseph R. Mayes, Esq.
                         Fax No.: (804) 497-7267

     To the Bank --      Marine Midland Bank
                         Timeshare Department
                         One Marine Midland Center -- 13th
                           Floor
                         Buffalo, NY 14240
                         Attention: Alton H. Lyles
                         Fax No.: (716) 841-5551

      With a copy to -- Phillipe, Lytle, Hitchcock, Blaine & Huber
                        3400 Marine Midland Center
                        Buffalo, NY 14203
                        Attention: Raymond H. Seitz, Esq.
                        Fax No.: (716) 852-6100

and shall be deemed effective, if delivered, upon delivery and if mailed, upon deposit in an official depository maintained by the United States Postal Service for the collection of mail.

      9.5 Governing Law. This Agreement, the transactions described in this Agreement and the obligations of the Bank and the Company shall be construed under and governed by the internal laws of the State of New York without regard to principles of conflicts of laws, except to the extent that the laws of another state apply to the real estate law aspects of the assignment of Mortgages by the Company to the Bank.

      9.6 Counterparts. This Agreement may be executed in any number of counterparts and by the Bank and the Company on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

      9.7 Titles. Titles to the sections of this agreement are solely for the convenience of the Bank and the Company and are not an aid in the interpretation of this Agreement or any part of this Agreement.

      9.8 Inconsistent Provisions. The terms of this Agreement and any related agreements, instruments or other documents shall be cumulative except to the extent they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

      9.9 Course of Dealing. Without limitation of the foregoing, the Bank shall have the right at all times to enforce the provisions of this Agreement and all other documents executed in connection with this Agreement in strict accordance with their terms, notwithstanding any course of dealing or performance by the Bank in refraining from so doing at any time and notwithstanding any custom in the banking trade. Any delay or failure by the Bank at any time or times in enforcing its rights under such provisions in strict accordance with their terms shall not be construed as having created a course of dealing or performance modifying or waiving the specific provisions of this Agreement.

      9.10 Indemnification. The Company shall indemnify the Bank against, and hold the Bank harmless from, any and all claims, losses, judgments, costs and expenses (including, without limitation, attorney's fees and disbursements) resulting from the Bank's entering into this Agreement or from any action or inaction pertaining to the Project or the Promissory Notes and Mortgages pledged and assigned to the Bank. The Company shall also indemnify the Bank and hold it harmless from any liability for commissions or compensation in the nature of a finder's fee to any broker or other person or firm for which the Company or any of its employees or representatives may be responsible by reason of this Agreement on the transactions contemplated by this Agreement.

     9.11 ENVIRONMENTAL INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Bank from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges, including but not limited to all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition, which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred by the Bank or any other person or entity as a result of the presence, Release or threatened Release of Hazardous Substances on, in, under or near any property comprising the Project. The liability of the Company under this section is not limited by any exculpatory provisions in this Agreement or any other documents securing the Loans and shall survive repayment of the Loans or any transfer or termination of this Agreement regardless of the means of transfer or termination.

     9.12 NO LIABILITY. The Bank shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained in it. The Bank has no duty to warn the Company or any other person about any actual or potential environmental contamination or other problem that may have become apparent or will become apparent to the Bank.

     9.13 CONSENT TO JURISDICTION. Any action or proceeding to enforce or arising out of this Agreement, any of the Notes, the Security Agreement or any document executed in connection with this Agreement may be commenced in the Supreme Court of New York in the county, or in the District Court of the United States in the district, in which the Bank has an office, and a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by registered mail to the Company or as otherwise provided by the laws of the State of New York or the United States.

     9.14 WAIVER OF RIGHT TO TRIAL BY JURY. Each party to this Agreement expressly waives any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the transactions related to this Agreement, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise. Any such claim, demand, action or cause of action shall be decided by court trial without a jury, and any party may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their authorized officers as of June 28, 1995.


                                        POWHATAN ASSOCIATES, a Virginia
                                        joint venture, by its joint
                                        venturer Williamsburg Vacations,
                                        Inc., a Virginia corporation


                                        By:  /s/ KAY F. GOW
                                           ----------------------------------
                                           Kay F. Gow, President



                                        MARINE MIDLAND BANK


                                        By  /s/ ALTON H. LYLES
                                           ----------------------------------
                                           Alton H. Lyles
                                           Assistant Vice President

                                   EXHIBIT A

                        VARIABLE-RATE SECURED TERM NOTE


$20,000,000.00                                                     June 28, 1995

          FOR VALUE RECEIVED, the undersigned promises to pay to MARINE MIDLAND BANK (the "Bank"), or its order, on June 28, 2000, at its office at One Marine Midland Center, Buffalo, New York, the principal sum of Twenty Million Dollars ($20,000,000.00) or the aggregate unpaid principal amount of all Variable-Rate Loans made by the Bank to the undersigned from time to time pursuant to a Loan Agreement between the undersigned and the Bank dated the date of this Note ("Loan Agreement"), whichever is less, together with interest on the balance of the principal of this Note from time to time unpaid at an annual rate ("Rate") equal to the Bank's Prime Rate plus one and one-half percent (1 1/2%). "Prime Rate" means the rate of interest publicly announced by the Bank from time to time as its prime rate and is a base for calculating interest on certain loans.

          All Loans may be inscribed by the Bank on the attached schedule or any continuations of the schedule (the "Schedule"). Each entry on the Schedule shall be prima facie evidence of the facts set forth. No failure by the Bank to make, and no error by the Bank in making, any entry on the Schedule shall affect the undersigned's obligation to repay the full principal amount advanced by the Bank to or for the account of the undersigned or the undersigned's obligation to pay interest.

          After maturity (whether by acceleration or otherwise), all loans shall continue to bear interest at the Rate. In no event shall the Rate exceed the maximum rate allowed by law. The Rate shall change simultaneously with each change in the Prime Rate. Interest shall be calculated on the basis of 1/360th of the Rate in effect for each calendar day the balance of principal is unpaid. Accrued interest shall be payable monthly on the tenth day of each month, beginning July 10, 1995, and when the principal of this Note is paid in full.

          No failure by the holder of this Note to exercise, and no delay in exercising, any right or remedy under this Note shall operate as a waiver thereof, and no single or partial exercise by the holder of any right or remedy under this Note shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder are cumulative and not exclusive of any other rights or remedies the holder may otherwise have.

          Reference is made to the Loan Agreement for provisions as to prepayment, collateral and acceleration. The undersigned expressly waives any requirements of presentment, protest or notice of dishonor.

     This Note shall be governed by the internal laws of the State of New York without regard to principles of conflicts of laws. The undersigned shall pay all costs and expenses incurred by the holder in enforcing this Note, including, without limitation, reasonable attorneys' fees and legal expenses.

     This Note modifies and extends, but does not replace, the Secured Term Note of the Company dated as of September 21, 1990, in the original principal amount of $10,000,000.00; the Secured Term Note of the Company dated as of October 25, 1993, in the original principal amount of $8,000,000.00; and the Secured Term Note of the Company dated as of January 10, 1995, in the original principal amount of $6,000,000.00.

                              POWHATAN ASSOCIATES, A Virginia
                              joint venture, by its joint
                              venturer Williamsburg Vacations,
                              Inc., a Virginia corporation

                              By _____________________________
                                 Kay F. Gow, President